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                          [accounting firm letterhead]

                                                                       EXHIBIT 2

                               S. W. HATFIELD, CPA
                          certified public accountants

                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
BAOA, Inc.


        We consent to the incorporation by reference in the registration statement on Form S-8 of the BAOA, Inc. of our report dated March 23, 2000, relating to the balance sheet of BAOA, Inc. as of December 31, 1999 and 1998 and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity, and cash flows for each of the years then ended, which report appears in the form 10-KSB, of BAOA, dated December 31, 1999.



                                       S. W. HATFIELD, CPA

Dallas, Texas
June 12, 2000